UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2007

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 357-9000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 27, 2007, Ventas, Inc. (the “Company”) agreed with Sunrise Senior Living Real Estate Investment Trust, a trust existing under the laws of Ontario, Canada (“Sunrise REIT”), that the special meeting of Sunrise REIT’s unitholders to approve the transactions contemplated by that certain Purchase Agreement, dated January 14, 2007 (the “Purchase Agreement”), between the Company and its wholly owned subsidiaries, Ventas SSL Ontario I, Inc. (formerly 2124678 Ontario Inc.) and Ventas SSL Ontario II, Inc. (formerly 2124680 Ontario Inc.), Sunrise REIT, Sunrise REIT Trust and Sunrise REIT GP Inc., in its capacity as general partner of Sunrise Canadian UPREIT, LP, will take place at 2:00 p.m. (Toronto time) on Wednesday, April 11, 2007, and that, if Sunrise REIT’s unitholders approve the transactions, the closing is expected to occur on or about Friday, April 13, 2007 (the “Closing Date”). The Company has also agreed to permit Sunrise REIT to declare and pay, in addition to the normal monthly distribution for March 2007, a pro rata amount of Sunrise REIT’s regular monthly distribution of Cdn $0.0729 per unit for the period from April 1, 2007 up to but excluding the Closing Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: March 30, 2007	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary